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                                                                    EXHIBIT 10.6

                                 AMENDMENT NO. 1
                                       TO
                     AMERICAN REPROGRAPHICS HOLDINGS, L.L.C.
                               UNIT OPTION PLAN II

         This AMENDMENT NO. 1 TO AMERICAN REPROGRAPHICS HOLDINGS, L.L.C. UNIT OPTION PLAN II (this "Amendment") is made as of the 1st of July, 2003, by the Board of Advisors of American Reprographics Holdings, L.L.C., a California limited liability company (the "Company"). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Company Unit Option Plan II, as adopted effective as of January 1, 2001 (the "Plan").

                                    RECITALS

         A. Pursuant to Subsection 11(a) of the Plan, the Board may, at any time and from time to time, amend the Plan in whole or in part.

         B. The Board desires to amend the Plan and extend certain employees' exercise periods and vesting periods upon retiring.

         C. The Board approved this Amendment in an Unanimous Written Consent, dated July 1, 2003.

                                    AMENDMENT

         NOW, THEREFORE, the Board hereby amends the Plan as follows:

         1. Subsection 6(f). Subsection 6(f) to the Plan is amended by deleting it in its entirety and replacing it with the following text in lieu thereof:

                  "Termination of Employment. The Option Agreement shall contain more specific provisions regarding the effect of termination of employment on an outstanding Option, as set by the Board; provided, however, that:

                           (i) Unless employment of an Employee is terminated either for cause determined by applicable law or for Cause (as defined in Article 9 of this Plan), and subject to the limitations set forth in Subsection 6(e) above, the Option shall remain exercisable for:

                                             (A) at least six (6) months from
                                    the date of termination if termination was caused by death or disability; and

                                             (B) at least thirty (30) days from
                                    the date of termination if termination was caused other than by death or disability.

                           (ii) Subject to Subsection 6(e) above, if (a) Employee has been employed by the Company or any of its Subsidiaries for a period of at least 10 years, (b) Employee is at

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         least 55 years old, and (c) Employee's employment with the Company and its Subsidiaries terminates because of his or her retirement or any other voluntary reason other than his or her death or permanent disability, then at the option of the Company, the portion of the Option that is exercisable on the date of such termination of employment shall remain exercisable by Employee until such time that he or she chooses to Compete, as defined herein, with the Company or any of its Subsidiaries. During this period and as long as Employee chooses not to Compete with the Company or any of its Subsidiaries, the Options shall continue to vest according to the Plan and Employee's Option Agreement. This Section 6(f)(ii) shall in no way supercede, modify or amend any existing non-compete agreements, or similar agreements, between any Employee and the Company or any of its Subsidiaries and such agreements shall remain in full force and effect as written.

                                    (A) For purposes of this Subsection
         6(f)(ii), the term "Compete" shall mean directly engaging in, or having any interest in, any firm, corporation or business (whether as an agent, partner, security holder, creditor, owner, employee, consultant, consulting firm or otherwise) that engages in, any Prohibited Activity, as defined below; provided, however, that ownership of less than 1% of the outstanding stock of any publicly-traded corporation shall not be deemed to be an engagement in any of its businesses solely by reason of such ownership.

                                    (B) For the purpose of this Subsection
         6(f)(ii), "Prohibited Activity" shall mean: (i) any activity after the termination of the Employee's employment that is the same as, similar to, or competitive with any activity engaged in by the Company or any of its Subsidiaries in the reprographics industry related to or associated with the Company or any of its Subsidiaries (including marketing or sales efforts within a 35 mile radius of each Company or Subsidiary location); (ii) consulting with, being employed by or acting as an agent for any prior or existing customer or competitor of the Company or any of its Subsidiaries with respect to those activities specified in clause (i) above; and (iii) inducing or attempting to persuade any person who is then, or at any time during the previous six
         (6) months has been, an employee, sales representative, consultant, customer or supplier of the Company or any of its Subsidiaries to terminate or curtail his, her or its present or prospective relationship with the Company or any of its Subsidiaries."

         2. Full Force and Effect. Except as set forth herein, all other terms and conditions of the Plan shall remain in full force and effect.

                                       2.